December 2, 2009

RINO International Corporation
11 Youquan Road, Zhanqian Street, Jinzhou District,
Dalian, People’s Republic of China 116100

Re:           Registration Statement on Form S-3

Ladies and Gentlemen:

We are acting as special Nevada counsel for RINO International Corporation, a Nevada corporation (the “Company”), in connection with the Registration Statement on Form  S-3 (the “Registration Statement”) pursuant to Rule 462(b) under the Securities Act of 1933 (the “Act”), filed by the Company with the Securities and Exchange Commission (the “Commission”) and relating to the registration of securities of the Company having an aggregate public offering price of up to $29,985,000, including, among other things: (i) an indeterminate amount of the Company’s senior debt securities (the “Senior Debt Securities”) and an indeterminate amount of the Company’s subordinated debt securities (together with the Senior Debt Securities, the “Debt Securities”), (ii) shares of the Company’s Common Stock, $0.0001 par value per share (the “Common Stock”), (iii) shares of the Company’s Preferred Stock, $0.0001 par value per share (the “Preferred Stock”), (iv) depositary shares each representing a fraction of a share of Preferred Stock (“Depositary Shares”), and (v) warrants to purchase Common Stock, Preferred Stock or Depositary Shares (the “Warrants” and, together with the Debt Securities, the Common Stock, the Preferred Stock and the Depositary Shares, the “Securities”).  The Registration Statement incorporates by reference the Registration Statement on Form S-3 (File No. 333-162373), originally filed with the Commission on October 7, 2009 and declared effective by the Commission on November 25, 2009 (the “Related Registration Statement”), including the prospectus which forms a part of the Related Registration Statement (the “Prospectus”), as supplemented from time to time by one or more prospectus supplements (each, a “Prospectus Supplements”) and the free writing prospectus (the “Free Writing Prospectus”).

Any of the Securities may be sold pursuant to an underwriting agreement (each, an “Underwriting Agreement”) in substantially the form or forms to be filed as an exhibit to, or incorporated by reference in, the Registration Statement.

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We have examined the Registration Statement and such other instruments, documents, certificates, records and certificates of public officials of the State of Nevada which we have deemed relevant and necessary for the purpose of rendering this opinion.  In such examination, we have assumed (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed; (d) the Registration Statement, and any amendments thereto (including any post-effective amendments), will have been declared effective under the Act and such effectiveness will not have been terminated or rescinded; (e) a Prospectus Supplement or Prospectus Supplements will have been filed with the Securities and Exchange Commission describing the Securities offered thereby; (f) all Securities will be issued and sold in compliance with all applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement; (g) the definitive purchase agreement, Underwriting Agreement or similar agreement, as well as the deposit agreement or agreements (the “Deposit Agreement”) and related depositary receipts (“Depositary Receipts”) representing the Depositary Shares  (all of such agreements and the Depositary Receipts collectively referred to herein as the “Documents”) with respect to any Securities offered will have been duly authorized, validly executed and delivered by the Company and the other parties thereto; (h) each of the Documents will constitute legally valid and binding obligations of the Company and the other parties thereto, enforceable against each of them in accordance with their respective terms; (i) there shall not have occurred any change in law affecting the validity or enforceability of any of the Securities; (j) none of the terms of any of the Securities to be established subsequent to the date hereof, nor the issuance and delivery of any of such Securities, nor the compliance by the Company with the terms of any of such Securities will violate any applicable law or public policy or will result in a violation of any provision of any instrument or agreement then binding upon the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company; (k) any securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise; (l) with respect to shares of Common Stock, there will be sufficient shares of Common Stock authorized under the Company’s certificate of incorporation, as amended and in effect at the relevant time, and not otherwise issued or reserved for issuance; (m) with respect to shares of Preferred Stock and Depositary Shares, there will be sufficient shares of Preferred Stock authorized under the Company’s certificate of incorporation, as amended and in effect at the relevant time, and not otherwise issued or reserved for issuance; and (n) the legal capacity of all natural persons.  As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company.

Based on such examination, we are of the opinion that:

            1.           When (i) the issuance of the shares of Common Stock, including any Common Stock that may be issuable pursuant to the conversion of any Debt Securities or the exercise of any Warrants to purchase Common Stock, has been duly authorized by appropriate corporate action of the Company, and (ii) the shares of Common Stock have been duly issued, sold and delivered in accordance with any applicable Document approved by or on behalf of the Board of Directors of the Company (the “Board”), against payment therefor, or upon conversion or exercise of any Securities, in accordance with the terms of such Securities or the instrument governing such Securities providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board, and as described in the Registration Statement, any amendment thereto, the Prospectus, any Prospectus Supplement relating thereto and any Free Writing Prospectus, then such shares of Common Stock will be legally issued, fully paid and nonassessable.

            2.           When (i) the issuance of the shares of Preferred Stock has been duly authorized by appropriate corporate action of the Company, including the adoption of a Certificate of Designations relating to the relative rights, preferences and limitations of such shares of Preferred Stock (a “Certificate”) and the filing of such Certificate with the Department of the Treasury of the State of Nevada, and (ii) the shares of Preferred Stock have been duly issued, sold and delivered in accordance with any applicable Document approved by or on behalf of the Board, against payment therefor, or upon conversion or exercise of any Securities, in accordance with the terms of such Securities or the instrument governing such Securities providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board, and as described in the Registration Statement, any amendment thereto, the Prospectus, any Prospectus Supplement relating thereto and any Free Writing Prospectus, then such shares of Preferred Stock will be validly issued, fully paid and nonassessable.

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  3.           When: (a) the issuance and terms of the Depositary Shares has been duly authorized by appropriate corporate action of the Company, including the adoption of a Certificate relating to the Preferred Stock underlying such Depositary Shares and the filing of the Certificate with the Secretary of State of the State of Nevada; (b) the Deposit Agreement relating to the Depositary Shares and the related Depositary Receipts have been duly authorized and validly executed and delivered by the Company and the depositary appointed by the Company; (c) the shares of Preferred Stock underlying such Depositary Shares have been deposited with a bank or trust company (which meets the requirements for the depositary set forth in the Registration Statement) under the applicable Deposit Agreement; and (d) the Depositary Receipts representing the Depositary Shares have been duly executed, countersigned, registered and delivered in accordance with the appropriate Deposit Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein, the holders of Depositary Receipts will be entitled to rights set forth therein and in the Deposit Agreement and the Depositary Shares will be validly issued, fully paid and nonassessable.

            4.           When (i) the issuance of the Warrants has been duly authorized by appropriate corporate action of the Company and (ii) the Warrants have been duly executed and delivered against payment therefore, pursuant to any warrant agreement or any agreements duly authorized, executed and delivered by the Company and a warrant agent, as applicable, and as described in the Registration Statement, any amendment thereto, the Prospectus, any Prospectus Supplement relating thereto and any Free Writing Prospectus, then such Warrants will be valid and binding obligations of the Company.

The opinions expressed above are subject to and limited by the assumptions, examinations, qualifications, reliances, and limitations hereinabove set forth and are subject to and may be precluded or limited by:

(a)
limitations imposed by bankruptcy, dissolution, composition, reorganization, arrangement, liquidation, insolvency, fraudulent conveyance, moratorium, fraudulent transfer, winding up, attachment, arrestment, readjustment, receivership, custodianship, compulsory manager, administrative, sequestration, distress, diligence, execution affects on assets and property, and similar statutes, laws, rules, regulations, and codes affecting debtors’ and creditors’ rights generally;

(b)	rights to indemnification and contribution which may be limited by applicable law or equitable principles; and

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(c)
general principles of equity, including without limitation, concepts of materiality, reasonableness, unconscionability, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, and limitation of rights of acceleration regardless of whether such valid and binding effect are considered in a proceeding in equity or at law.

It is understood that this opinion is to be used only in connection with the offer and sale of Common Stock, Preferred Stock, Depositary Shares and Warrants while the Registration Statement is in effect.  This opinion may not be relied upon by you for any other purpose or relied upon by or furnished to any other person without our prior written consent.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is limited to matters governed by the Nevada Revised Statutes (including the statutory provisions and reported judicial decisions interpreting such law) and the laws of the State of Nevada.  We do not deliver any opinion as to the extent to which any laws other than the laws of the State of Nevada apply or the effect of any such other laws should they apply.

We hereby consent to the filing of this opinion as Exhibit 5.2 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement and in the Prospectus and any supplement thereto.  In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Sincerely,

/s/ Holland & Hart LLP